Exhibit 10.1

TO:   ACCESS SOLUTIONS INTERNATIONAL, INC.

FROM: MALCOLM G. CHACE                                    Dated:  April 14, 1998



                                   TERM SHEET



     This Term Sheet sets forth the basic terms on which Malcolm G. Chace (the "Investor") is prepared to loan funds to Access Solutions International, Inc., a Delaware corporation (the "Company") and to purchase an interest in a certain patent owned by the Company.

Investor:           Malcolm G. Chace of Providence, Rhode Island.

Company: Access Solutions International, Inc., a Delaware corporation.

Loan Amount:        $650,000 plus amount equal to outstanding and future
                    legal fees and costs incurred in connection with the Lawsuit
                    (defined below) excluding any contingent fees owing to Company's litigation counsel.

Interest Rate:      19% per annum.

Maturity:           On the first to occur of (i) the 3rd anniversary of the
                    date of closing of the Loan and (ii) settlement or a final judgment in the Lawsuit defined below, and thereafter on written demand.

Security:           First priority security interest in the accounts, contract rights  and  proceeds,  claims  and  choses in action of the
                    Company  in,  arising  out of,  or in  connection  with that certain  lawsuit now pending in the United  States  District
                    Court for the  District of Rhode  Island  captioned  "Action
                    Solutions International, Inc. v. Data/Ware Development, Inc.
                    and  Eastman  Kodak  Company,   C.A.",  No.  97-0501-L  (the
                    "Lawsuit").

Legal Fees          Investor's legal fees and costs incurred in connection with
                    the    above-referenced    loan   and   and    Costs:    the
                    below-referenced purchase of an interest in the patent will be payable at Maturity of the above-referenced loan as will all interest accrued thereon.

Purchase of
Interest in
Patent: Investor will concurrently purchase from the Company a 30% interest in any patents which are the subject of the Lawsuit. The Company will not be required to pay any license fees to the Investor on account of the Company's use of the patented technology unless the Company receives license fees or royalties from a third party, in which case, such receipts shall be shared by the Company and the Investor in accordance with their patent ownership interests.

Purchase Price:     $100,000.

Covenant:           Any settlement, disposition or decisions on material actions in the Lawsuit must be approved unanimously by the Company and the Investor.

Conditions
Precedent:          Company's    board   of   directors'    approval   and
                    authorization of the transactions.

                    Company's major creditors must agree to extend payment terms and forbear from exercise of remedies against the Company, all to the Investor's satisfaction.

                    Investor must receive satisfactory evidence that the Company's merger with PaperClip will be consummated in a reasonably expeditious manner and that PaperClip's management has agreed that it will not request terms any less favorable to the Company than those in the existing Merger Agreement; provided that Investor's above $100,000 purchase of an interest in the patents will be treated as part of the required equity raised by or for the Company and if the Investor converts the principal amount of his loan to equity, such principal amount will be treated as part of such equity raise. If the terms of the equity are reasonably satisfactory to the Investor, he will convert such principal amount to equity in the Company concurrently with (i) the Company's receipt of an additional $1,250,000 of equity,
                    (ii) the Investor's receipt of all accrued interest on said principal amount and (iii) consummation of the merger with PaperClip.

Documentation:      All documents entered into in connection with the foregoing transactions must be in form and substance satisfactory to the Investor and his counsel.

Indemnification:    The Company will  indemnify  the Investor  against any loss, cost or liability relating to or arising out of the Lawsuit and/or the patent(s) referred to above except as expressly provided above with regard to legal fees and costs.


                                          /s/Robert H. Stone
                                          -----------------------------
                                          Robert H. Stone
                                          President & CEO
                                          Access Solutions International, Inc.